Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS SECOND QUARTER NET LOSS
OF $481,000 OR $0.06 PER DILUTED SHARE

BOARD AUTHORIZES NEW STOCK REPURCHASE PROGRAM

ALBANY, Ga. (July 25, 2011) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended June 30, 2011.  Key aspects of the Company's results for the second quarter of 2011 include:

•	A net loss of $481,000 or $0.06 per diluted share, which compared with net income of $128,000 or $0.02 per diluted share in the year-earlier quarter;
•	Organic loan growth, excluding loans acquired in FDIC-assisted acquisitions, of $10.6 million or 3% on a linked-quarter basis;
•	Core deposit growth, excluding certificates of deposit and brokered deposits, of $18.9 million or 4% on a linked-quarter basis;
•	An increase in the allowance for loan losses to 1.58% of period-end loans, excluding loans acquired in FDIC-assisted acquisitions, from 1.51% of loans at March 31, 2011;
•	A decline in annualized net charge-offs to 0.26% for the second quarter of 2011 from 2.80% on a linked-quarter basis; and
•	A decline in nonperforming assets (NPAs), excluding loans acquired in FDIC-assisted acquisitions, to 1.17% from 1.66% on a linked-quarter basis.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "During the second quarter of 2011, we experienced significant costs and dedicated substantial Company resources to convert our second FDIC-assisted transaction, Citizens Bank of Effingham ("Citizens"), onto our core operating system.  After the successful integration of Citizens, we have refocused our attention on strategic expansion to build our brand and branch footprint by seizing on other attractive opportunities to deploy our capital and position the Company for future growth.

"At the same time, the credit quality of our non-FDIC-assisted loan portfolio also improved in the second quarter," Dorminey continued.  "We continue to manage our FDIC-acquired loan portfolios prudently, and have hired an experienced team to handle the workout of our FDIC-acquired assets and the complex requirements of loss-share agreements."

Additionally, the Company announced that its Board of Directors has authorized a new stock repurchase program in connection with the restricted shares issued under the 2011 equity incentive plan.  Under the new program, the Company may purchase during the coming year up to 163,852 shares, or approximately 2% of its currently outstanding publicly held shares of common stock.  The repurchases will be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions.  The new program will expire in July 2012 unless completed sooner or otherwise extended.

-MORE-

HBOS Reports Second Quarter 2011 Results

July 25, 2011

Results of Operations

The Company reported a net loss of $481,000 or $0.06 per diluted share for the three months ended June 30, 2011, compared with net income of $128,000 or $0.02 per diluted share for the three months ended June 30, 2010.  This $609,000 change in earnings was primarily the result of the following items:

•
Increased non-interest expense of $4.0 million, reflecting $2.0 million in additional employee salaries and benefits directly linked to the hiring of 101 full-time equivalent employees in connection with the Company's recent expansion by acquisition;

•	Higher write-downs for other real estate owned (OREO) of $647,000, excluding OREO acquired in FDIC-assisted acquisitions;
•	Increased provision expense of $50,000, driven by growth in the non-FDIC-assisted loan portfolio, offset by:
•	Improved net interest income of $1.7 million due to growth in interest-earning assets; and
•
Improved non-interest income of $1.6 million, reflecting increases in service charges and mortgage-related fees of $240,000 and $553,000, respectively, coupled with an increase in gains on the sale of investment securities of $445,000.

The Company's results for the second quarter ended June 30, 2011, included acquisition-related expenses of $474,000 and a reduction in the pre-tax bargain purchase gain of $117,000.  This reduction reflected the availability of updated information at June 30, 2011, concerning the intangible value of Citizens' core deposits acquired on February 18, 2011.  Excluding the acquisition-related expenses and adjustment to the bargain purchase gain net of tax, the Company would have incurred a net loss of $96,000 or $0.01 per diluted share for the first quarter of 2011 (see reconciliation of non-GAAP items).

Net interest income for the first quarter increased 37% to $6.4 million from $4.7 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth.  The Company's net interest margin for the second quarter of 2011 decreased six basis points to 3.36% on a linked-quarter basis from 3.42% in the first quarter of 2011, and declined 19 basis points from 3.55% in the year-earlier period, reflecting excess liquidity related to the Company's capital raise in the fourth quarter of 2010 and acquisition activity, as those funds are currently deployed in lower-yielding investments.

The Company's total risk-based capital ratio at June 30, 2011, was 23.4%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  This reflected, in part, the Company's second-step conversion and offering that was completed in November 2010, raising net proceeds of $61.4 million.  The ratio of tangible common equity to total tangible assets was 12.3% as of June 30, 2011.

In the second quarter of 2011, the Company continued to post loan and deposit growth, with both increasing on a linked-quarter basis and rising significantly compared with the year-earlier quarter in all of its markets except Ocala.  Ocala has been disproportionately affected by the real estate downturn and higher unemployment.  Still, bank acquisitions, including the Company's second whole-bank acquisition in February 2011, accounted for much of the growth in loans and deposits over the past 12 months.  At June 30, 2011, the Company's loan portfolio totaled $500.7 million, including loans acquired through FDIC-assisted acquisitions, up 1% from $496.1 million at March 31, 2011, including loans acquired through FDIC-assisted acquisitions.  Total deposits stood at $763.7 million at the end of the second quarter of 2011, up 4% from $731.1 million at March 31, 2011.

-MORE-

HBOS Reports Second Quarter 2011 Results

July 25, 2011

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The FDIC-assisted loan portfolios consist of $60.4 million in covered and $24.2 million in non-covered loans as of June 30, 2011.  The details of the accounting for the FDIC-assisted loan portfolios for the second quarter of 2011 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions decreased $1.9 million from the first quarter of 2011;
•	Non-covered loans acquired in FDIC-assisted acquisitions declined $4.0 million during the quarter;
•	The FDIC indemnification asset associated with covered loans acquired in FDIC-assisted acquisitions remained unchanged at $58.2 million;
•	The non-accretable discount decreased $3.7 million to $67.3 million; and
•	The accretable discount increased $1.4 million to $4.1 million, and $224,000 was transferred to income.

At June 30, 2011, covered and non-covered loans acquired in FDIC-assisted acquisitions decreased to $60.4 million and $24.2 million, respectively, on a linked-quarter basis from $62.3 million and $28.3 million, respectively, driven by a combination of net charge-offs, principal reductions, and balance transfers from non-covered to covered.  The net charge-offs for both the covered and non-covered loans were fully provided for by the associated loan discounts and expected reimbursement from the FDIC and did not affect the Company's loan loss reserve.  Although the FDIC indemnification asset associated with covered FDIC-assisted loans remained unchanged at $58.2 million, $1.5 million of net charge-offs and another $158,000 in expenses associated with covered FDIC-assisted loans were set aside for FDIC reimbursement as of June 30, 2011.

The non-accretable discount decreased to $67.3 million at the end of the second quarter of 2011 from $71.0 million on a linked-quarter basis, due primarily to net charge-offs for the FDIC-assisted loan portfolios and a transfer to accretable discount.  The accretable discount increased to $4.1 million for the current quarter from $2.7 million for the first quarter of 2011, reflecting a transfer from non-accretable, while $224,000 in accretable discount was recognized as interest income for the current quarter.

Asset Quality

Total nonperforming loans, excluding loans acquired in FDIC-assisted acquisitions, were $8.6 million at June 30, 2011, down from $9.1 million at March 31, 2011.  OREO and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, were $2.7 million at June 30, 2011, down from $3.2 million at March 31, 2011, reflecting primarily one OREO write-down of $490,000.  Nonperforming loans to total loans, excluding loans acquired in FDIC-assisted acquisitions, decreased to 2.06% as of June 30, 2011, from 2.24% as of March 31, 2011.  Net charge-offs to average outstanding loans, excluding loans acquired in FDIC-assisted acquisitions, on an annualized basis, were 0.26% for the second quarter of 2011 versus 2.80% for the first quarter of 2011.  Although improvement was noted in nonperforming assets and net charge-offs, management believes nonperforming assets will likely remain at elevated levels, at least in the near term, as a result of the continued weakness in the economy.

-MORE-

HBOS Reports Second Quarter 2011 Results

July 25, 2011

On a linked-quarter basis, the provision for loan losses increased to $700,000 for the second quarter of 2011 from $600,000 for the first quarter of 2011, driven primarily by growth in the non-FDIC-assisted loan portfolio.  At June 30, 2011, the allowance for loan losses represented 1.58% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.51% at March 31, 2011.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 21 full-service branch locations and 10 mortgage offices.  As of June 30, 2011, the Company reported total assets of approximately $964 million and total stockholders' equity of approximately $122 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions.  Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.

-MORE-

HBOS Reports Second Quarter 2011 Results

July 25, 2011

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2011	2010
Total noninterest income	$3,560	$1,955
Bargain purchase gain adjustment	117	--
Adjusted noninterest income	$3,677	$1,955

Total noninterest expense	$10,040	$6,026
Acquisition related expense	(474)	--
Adjusted noninterest expense	$9,566	$6,026

Net income (loss) as reported	$(481)	$128
Bargain purchase gain & acquisition related expense, net of tax	385	--
Adjusted net income (loss)	$(96)	$128

Diluted earnings (loss) per share	$(0.06)	$0.02
Bargain purchase gain & acquisition related expense, net of tax	0.05	--
Adjusted diluted earnings (loss) per share	$(0.01)	$0.02

Net Income (Loss) and Diluted Earnings (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

-MORE-

HBOS Reports Second Quarter 2011 Results

July 25, 2011

HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest income	$9,109	$6,855	$17,733	$13,303
Interest expense	2,667	2,159	5,258	4,197
Net interest income	6,442	4,696	12,475	9,106
Provision for loan losses	700	650	1,300	1,150
Net interest income after provision for loan losses	5,742	4,046	11,175	7,956
Noninterest income	3,560	1,955	8,401	3,767
Noninterest expense	10,040	6,026	18,438	10,730
Income (loss) before income taxes	(738)	(25)	1,138	993
Income tax (benefit) expense	(257)	(153)	404	66
Net income (loss)	$(481)	$128	$734	$927
Net income (loss) per share:
Basic*	$(0.06)	$0.02	$0.09	$0.11
Diluted*	$(0.06)	$0.02	$0.09	$0.11
Weighted average shares outstanding:
Basic	8,214	8,469	8,200	10,151
Diluted	8,215	8,471	8,202	10,153
Dividends declared per share*	$0.03	$0.10	$0.03	$0.18

	June 30, 2011	December 31, 2010	June 30, 2010
Total assets	$963,571	$755,436	$661,876
Cash and cash equivalents	15,225	28,803	28,142
Interest-bearing deposits in banks	100,309	10,911	21,008
Securities available for sale	186,867	238,377	156,359
Loans	500,725	418,997	388,737
Allowance for loan losses	6,585	8,101	6,027
Total deposits	763,673	534,243	515,712
Federal Home Loan Bank advances	35,000	62,500	42,500
Stockholders' equity	122,038	119,340	62,359

*
Prior-period share and per share data have been adjusted throughout this press release to reflect the 0.8377:1 conversion ratio used in conjunction with the completion of the Company's second-step offering on November 30, 2010.

-END-

Heritage Financial Group, Inc.	Page 1 of 6
Second Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income Statement Data
Interest income
Loans	$7,564	$5,763	$14,709	$11,083
Loans held for sale	46	-	54	-
Securities - taxable	1,221	790	2,428	1,566
Securities - nontaxable	211	239	422	537
Federal funds sold	16	18	29	27
Interest-bearing deposits in banks	51	45	91	90
Total interest income	9,109	6,855	17,733	13,303
Interest expense
Deposits	1,983	1,512	3,831	3,036
Other borrowings	684	647	1,427	1,161
Total interest expense	2,667	2,159	5,258	4,197
Net interest income	6,442	4,696	12,475	9,106
Provision for loan losses	700	650	1,300	1,150
Net interest income after provision for loan losses	5,742	4,046	11,175	7,956
Non-interest income
Service charges on deposit accounts	1,222	982	2,273	1,806
Other service charges, fees & commissions	749	466	1,409	868
Brokerage fees	406	257	760	479
Mortgage origination fees	624	71	892	110
Bank owned life insurance	149	154	294	306
Gain on sale of securities	453	8	453	160
Bargain purchase gain	(117)	-	2,217	-
Other	42	17	71	38
Total non-interest income	3,560	1,955	8,401	3,767
Non-interest expense
Salaries and employee benefits	4,923	2,974	9,251	5,539
Equipment	428	252	779	507
Occupancy	536	329	981	636
Advertising & marketing	220	124	384	244
Legal & accounting	167	179	377	328
Consulting & other professional fees	198	66	377	137
Director fees & retirement	161	139	388	277
Telecommunications	204	103	349	173
Supplies	145	96	240	153
Data processing fees	615	511	1,133	991
(Gain) loss on sale and write-downs
of other real estate owned	535	(112)	937	(344)
Foreclosed asset expenses	245	427	415	598
FDIC insurance and other regulatory fees	354	228	647	399
Acquisition related expenses	474	267	757	267
Other operating	835	443	1,423	825
Total non-interest expense	10,040	6,026	18,438	10,730
Income before taxes	(738)	(25)	1,138	993
Applicable income tax	(257)	(153)	404	66
Net income	$(481)	$128	$734	$927

Weighted average shares - basic	8,214	8,469	8,200	8,457
Weighted average shares - diluted	8,215	8,471	8,202	8,458

Basic earnings per share	$(0.06)	$0.02	$0.09	$0.11
Diluted earnings per share	(0.06)	0.02	0.09	0.11
Cash dividend declared per share	0.03	0.10	0.03	0.11

Heritage Financial Group, Inc.	Page 2 of 6
Second Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	June 30,
	2011	2010
Balance Sheet Data (Ending Balance)
Total loans	$500,724	$388,737
Loans held for sale	5,579	448
Covered loans	60,427	-
Allowance for loan losses	6,585	6,027
Total foreclosed assets	9,693	3,019
Covered other real estate owned	6,968	-
FDIC loss-share receivable	58,152	-
Intangible assets	4,388	2,604
Total assets	963,571	661,876
Non-interest-bearing deposits	73,382	46,221
Interest-bearing deposits	690,291	469,491
Federal Home Loan Bank advances	35,000	42,500
Federal funds purchased and securities sold under agreement to repurchase	31,989	33,954
Stockholders' equity	122,038	62,359
		-
Total shares outstanding	8,713	9,595
Less treasury shares	-	885
Net shares outstanding	8,713	8,710

Shares held by Heritage, MHC	-	6,592
Unearned ESOP shares	465	184

Book value per share	$14.80	$7.31
Tangible book value per share (non-GAAP)	14.26	7.01
Market value per share	11.92	12.92

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Average Balance Sheet Data
Average interest-bearing deposits in banks	$44,525	$40,967	$30,338	$37,193
Average federal funds sold	20,447	27,384	22,279	20,693
Average investment securities	210,261	112,447	219,396	115,370
Average loans	501,929	364,052	479,390	350,426
Average mortgage loans held for sale	3,878	30	2,307	15
Average FDIC loss-share receivable	58,149	-	42,733	-
Average earning assets	781,040	544,880	753,710	523,697
Average assets	966,962	617,472	912,680	593,685
Average noninterest-bearing deposits	70,346	38,743	61,380	33,957
Average interest-bearing deposits	680,424	430,983	633,277	413,008
Average total deposits	750,770	469,726	694,657	446,965
Average federal funds purchased and securities sold under agreement to repurchase	31,664	33,498	31,616	33,273
Average Federal Home Loan Bank advances	54,143	42,500	57,946	42,500
Average interest-bearing liabilities	766,231	506,981	722,839	488,781
Average stockholders' equity	122,528	62,251	121,388	61,698

Performance Ratios
Annualized return on average assets	-0.20%	0.08%	0.16%	0.31%
Annualized return on average equity	-1.57%	0.82%	1.21%	3.00%
Net interest margin	3.36%	3.55%	3.39%	3.61%
Net interest spread	3.34%	3.43%	3.33%	3.50%
Efficiency ratio	100.38%	90.60%	88.32%	83.35%

Capital Ratios
Average stockholders' equity to average assets	12.67%	10.08%	13.30%	10.39%
Tangible equity to tangible assets (non-GAAP)	12.27%	9.06%	12.27%	9.06%
Tier 1 leverage ratio	12.4%	9.4%	12.4%	9.4%
Tier 1 risk-based capital ratio	22.2%	13.6%	22.2%	13.6%
Total risk-based capital ratio	23.4%	14.9%	23.4%	14.9%

Other Information
Full-time equivalent employees	295	194	295	194
Number of full-service offices	21	16	21	16
Mortgage loan offices	10	1	10	1

Heritage Financial Group, Inc.	Page 3 of 6
Second Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Income Statement Data
Interest income
Loans	$7,564	$7,145	$6,584	$6,136	$5,763
Loans held for sale	46	8	4	6	-
Securities - taxable	1,221	1,207	923	1,006	790
Securities - nontaxable	211	211	211	212	239
Federal funds sold	16	13	7	11	18
Interest-bearing deposits in banks	51	40	15	25	45
Total interest income	9,109	8,624	7,740	7,396	6,855
Interest expense
Deposits	1,983	1,848	1,092	1,631	1,512
Other borrowings	684	743	695	659	647
Total interest expense	2,667	2,591	1,787	2,290	2,159
Net interest income	6,442	6,033	5,953	5,106	4,696
Provision for loan losses	700	600	3,400	950	650
Net interest income after provision for loan losses	5,742	5,433	2,553	4,156	4,046
Non-interest income
Service charges on deposit accounts	1,222	1,051	1,194	1,112	982
Other service charges, fees & commissions	749	660	553	643	466
Brokerage fees	406	354	337	253	257
Mortgage origination fees	624	268	270	227	71
Bank owned life insurance	149	145	151	153	154
Life insurance proceeds	32	-	916	-	-
Gain on sale of securities	453	-	63	71	8
Bargain purchase gain	(117)	2,334	2,722	-	-
Other	42	29	32	19	17
Total non-interest income	3,560	4,841	6,238	2,478	1,955
Non-interest expense
Salaries and employee benefits	4,923	4,328	3,691	3,446	2,974
Equipment	428	351	320	304	252
Occupancy	536	445	452	424	329
Advertising & marketing	220	164	183	166	124
Legal & accounting	167	210	176	112	179
Consulting & other professional fees	198	179	156	71	66
Director fees & retirement	161	227	144	142	139
Telecommunications	204	145	213	132	103
Supplies	145	95	99	98	96
Data processing fees	615	518	594	604	511
(Gain) loss on sale and write-downs of other real estate owned	535	402	326	-	(112)
Foreclosed asset expenses	245	170	234	181	427
FDIC insurance and other regulatory fees	354	293	242	283	228
Impairment loss on premises held for sale	-	-	-	-	-
Impairment loss on intangible assets	-	-	-	1,000	-
Acquisition related expenses	474	282	103	256	267
Other operating	835	589	607	560	443
Total non-interest expense	10,040	8,398	7,540	7,779	6,026
Income (loss) before taxes	(738)	1,876	1,251	(1,145)	(25)
Applicable income tax (benefit)	(257)	661	329	(702)	(153)
Net income (loss)	$(481)	$1,215	$922	$(443)	$128

Weighted average shares - basic	8,214	8,186	8,485	8,493	8,469
Weighted average shares - diluted	8,215	8,187	8,486	8,495	8,471

Basic earnings (loss) per share	$(0.06)	$0.15	$0.11	$(0.05)	$0.02
Diluted earnings (loss) per share	(0.06)	0.15	0.11	(0.05)	0.02
Cash dividend declared per share	0.03	0.03	0.11	0.11	0.11

Heritage Financial Group, Inc.	Page 4 of 6
Second Quarter 2011 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Balance Sheet Data (at period end)
Total loans	$500,724	$496,067	$418,997	$413,980	$388,737
Loans held for sale	5,579	2,642	225	700	448
Covered loans	60,427	62,372	-	-	-
Allowance for loan losses	6,585	6,138	8,101	6,534	6,027
Total foreclosed assets	9,693	10,577	3,689	2,787	3,019
Covered other real estate owned	6,968	7,361	-	-	-
FDIC loss-share receivable	58,152	58,174	-	-	-
Intangible assets	4,388	4,713	2,912	1,489	2,604
Total assets	963,571	951,918	755,436	683,324	661,876
Non-interest-bearing deposits	73,382	63,134	44,769	48,014	46,221
interest-bearing deposits	690,291	667,954	489,474	487,378	469,491
Federal home loan bank advances	35,000	60,000	62,500	42,500	42,500
Federal funds purchased and securities sold under agreement to repurchase	31,989	31,509	32,421	35,092	33,954
Stockholders' equity	122,038	121,331	119,340	63,085	62,359

Total shares outstanding	8,713	8,713	8,711	9,595	9,595
Less treasury shares	-	-	-	885	885
Net shares outstanding	8,713	8,713	8,711	8,710	8,710

Unearned ESOP shares	465	479	492	175	184

Book value per share	$14.80	$14.74	$14.52	$7.39	$7.31
Tangible book value per share (non-GAAP)	14.26	14.16	14.17	7.22	7.01
Market value per share	11.92	12.73	12.42	10.05	12.92

	Five Quarter Comparison
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Average Balance Sheet Data
Average interest-bearing deposits in banks	$44,525	$16,150	$10,910	$19,003	$40,967
Average federal funds sold	20,447	24,111	11,181	17,320	27,384
Average investment securities	210,261	228,530	179,682	158,781	112,447
Average loans	501,929	456,851	419,572	397,421	364,052
Average mortgage loans held for sale	3,878	737	315	595	30
Average FDIC Loss-Share Receivable	58,149	58,174	-	-	-
Average earning assets	777,162	725,642	621,345	593,120	544,880
Average assets	966,962	858,398	712,689	676,789	617,472
Average noninterest-bearing deposits	70,346	52,414	49,612	48,258	38,743
Average interest-bearing deposits	680,424	586,129	491,903	480,785	430,983
Average total deposits	750,770	638,543	541,515	529,043	469,726
Average federal funds purchased and securities sold under agreement to repurchase	31,664	31,568	35,234	34,607	33,498
Average Federal Home Loan Bank advances	54,143	61,749	44,435	42,500	42,500
Average interest-bearing liabilities	766,231	679,446	571,572	557,892	506,981
Average stockholders' equity	122,528	120,248	83,154	62,983	62,251

Performance Ratios
Annualized return on average assets	-0.20%	0.57%	0.52%	-0.26%	0.08%
Annualized return on average equity	-1.57%	4.04%	4.44%	-2.81%	0.82%
Net interest margin	3.36%	3.42%	3.88%	3.50%	3.55%
Net interest spread	3.34%	3.32%	3.78%	3.40%	3.43%
Efficiency ratio	100.38%	77.23%	61.85%	102.57%	90.60%

Capital Ratios
Average stockholders' equity to average assets	12.67%	14.01%	11.67%	9.31%	10.08%
Tangible equity to tangible assets (non-GAAP)	12.27%	12.31%	15.47%	9.03%	9.06%
Tier 1 leverage ratio	12.4%	13.4%	16.1%	8.7%	9.4%
Tier 1 risk-based capital ratio	22.2%	23.3%	25.1%	13.4%	13.6%
Total risk-based capital ratio	23.4%	24.5%	26.4%	14.7%	14.9%

Other Information
Full-time equivalent employees	295	273	217	206	194
Number of full-service offices	21	20	16	16	16
Mortgage loan offices	10	5	1	1	1

Heritage Financial Group, Inc.	Page 5 of 6
Second Quarter 2011  Earnings Release Supplement
(Dollars in thousands)

	Six Months Ended June 30,
	6/30/11	6/30/10
Loans by Type
Construction and land loans	$26,688	$23,637
Farmland loans	13,276	14,702
Permanent 1 - 4	131,596	110,325
Permanent 1 - 4 - junior liens and revolving	26,140	27,178
Multifamily	12,755	12,601
Nonresidential	131,027	98,353
Commercial business loans	50,997	46,603
Consumer and other loans	23,592	32,684
	416,071	366,083
Loans acquired through FDIC-assisted acquisitions:
Non covered loans	24,227	22,654
Covered loans	60,427	-
	500,725	388,737

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.58%	1.65%
Allowance for loan losses to average loans	1.48%	1.77%
Allowance for loan losses to non-performing loans	76.67%	80.21%
Accruing past due loans	$727	$2,498
Nonaccrual loans	8,589	7,514
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	8,589	7,514
OREO and repossessed assets	2,725	3,019
Total non-performing assets	11,314	10,533
Non-performing loans to total loans	2.06%	2.05%
Non-performing assets to total assets	1.17%	1.59%
QTD Net charge-offs to average loans (annualized)	0.26%	0.51%
Net charge-offs QTD	$253	$439

YTD Net charge-offs to average loans (annualized)	1.43%	0.69%
Net charge-offs YTD	$2,816	$1,184

Heritage Financial Group, Inc.	Page 6 of 6
Second Quarter 2011  Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Loans by Type
Construction and land loans	$26,688	$27,580	$24,522	$24,263	$23,637
Farmland loans	13,276	13,707	12,339	14,658	14,702
Permanent 1 - 4	131,596	129,371	131,293	123,275	110,325
Permanent 1 - 4 - junior liens and revolving	26,140	25,642	26,091	26,922	27,178
Multifamily	12,755	12,110	13,598	13,737	12,601
Nonresidential	131,027	119,325	110,079	108,440	98,353
Commercial business loans	50,997	52,662	52,589	50,230	46,603
Consumer and other loans	23,592	25,046	27,115	31,168	32,684
	416,071	405,443	397,626	392,693	366,083

Loans acquired through FDIC-assisted acquisitions:
Non covered	24,227	28,252	21,371	21,287	22,654
Covered loans	60,427	62,372	-	-	-
	500,725	496,067	418,997	413,980	388,737

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.58%	1.51%	2.04%	1.66%	1.65%
Allowance for loan losses to average loans	1.48%	1.59%	2.03%	1.74%	1.77%
Allowance for loan losses to non-performing loans	76.67%	67.63%	81.79%	53.56%	80.21%
Accruing past due loans	$727	$1,245	$1,879	$899	$2,498
Nonaccrual loans	8,589	9,077	9,905	12,199	7,514
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	8,589	9,077	9,905	12,199	7,514
OREO and repossessed assets	2,725	3,215	3,689	2,787	3,019
Total non-performing assets	11,314	12,292	13,594	14,986	10,533
Non-performing loans to total loans	2.06%	2.24%	2.49%	3.11%	2.05%
Non-performing assets to total assets	1.17%	1.29%	1.80%	2.19%	1.59%
Net charge-offs to average loans (annualized)	0.26%	2.80%	1.84%	0.47%	0.51%
Net charge-offs	$253	$2,563	$1,833	$443	$439

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.

Prior period share and per share data have been adjusted for the 0.8377:1 conversion ratio in conjunction with the completion of the second step stock offering on November 30, 2010.

Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009 and the acquisition of Citizens Bank of Effingham in February 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC.  The acquisition of Citizens Bank of Effingham involved a loss-share agreement in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.